EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES/OXLEY ACT OF 2002

        In connection with the Quarterly Report of iBasis, Inc. (the “Company”) on Form 10-Q for the three months ended June 30, 2003 as filed with the Securities and Exchange Commission (the “Report”) on due date hererof, I, Ofer Gneezy, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of Sarbannes-Oxley Act of 2002, that 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Ofer Gneezy —————————————— Ofer Gneezy President Chief Executive Officer (Principal Executive Officer)

Date: August 14, 2003